Exhibit 10.10

EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT

between

OAKTREE STRATEGIC INCOME CORPORATION,

as Seller

and

OCSI SENIOR FUNDING LTD.,

as Purchaser

Dated as of September 24, 2018

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-ii-

This SALE AND CONTRIBUTION AGREEMENT, dated as of September 24, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between Oaktree Strategic Income Corporation, a Delaware corporation, as seller (in such capacity, the “Seller”) and OCSI Senior Funding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, as purchaser (in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, on and after the Effective Date, the Seller may, from time to time on each Purchase Date, sell or contribute, transfer, and otherwise convey, to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser may, from time to time on each Purchase Date, purchase or accept a contribution of all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to the Collateral Obligations mutually agreed by the Seller and the Purchaser;

WHEREAS, to effect the sale, assignment, and contribution of such Transferred Assets, the Seller, from time to time, has entered into, and may in the future enter into Assignment Agreements with the Purchaser, pursuant to which all of the Seller’s right, title and interest in and to the Transferred Assets set forth therein have been or will be conveyed by the Seller to the Purchaser; and

WHEREAS, it is the Seller’s and the Purchaser’s intention that the conveyance of the Transferred Assets under each Assignment Agreement and this Agreement is a “true sale” or a “true contribution” for all purposes, such that, upon payment of the purchase price therefor or the making of a contribution, the Transferred Assets will constitute property of the Purchaser from and after the applicable transfer date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Financing and Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan and Servicing Agreement”), by and among the Purchaser, as borrower, the Seller, as servicer (in such capacity, the “Servicer”) and equityholder, the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG, New York Branch, as facility agent (in such capacity, the “Facility Agent”), the other agents parties thereto, and Wells Fargo Bank, National Association, as collateral agent and as collateral custodian (in each such capacity, the “Collateral Agent” and the “Collateral Custodian”, respectively).

“Agreement” has the meaning set forth in the preamble hereto.

“Assignment Agreement” means any assignment and assumption agreement, assignment and acceptance or similar assignment agreement at any time entered into between the Seller and the Purchaser, and if applicable, accepted by the agent or trustee under any Underlying Instrument for the purpose of conveying the Seller’s right, title and interest in and to the Collateral Obligations set forth therein to the Purchaser.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Indorsement” has the meaning specified in Section 8 102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Purchase Date” means each Subsequent Conveyance Date and the date of the Initial Conveyance.

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Schedule of Collateral Obligations” means a schedule of each Collateral Obligation to be transferred on each Purchase Date in the form attached hereto as Schedule A.

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

“Transferred Assets” means the Collateral Obligations and Related Security Conveyed by the Seller to the Purchaser.

“Transfer Documents” has the meaning set forth in Section 2.3.

“Transferred Collateral Obligations” means each Collateral Obligation Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Warranty Collateral Obligations” has the meaning set forth in Section 6.1.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4 Interpretation. In this Agreement, unless a contrary intention appears: reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(ii) reference to any gender includes each other gender;

(iii) reference to day or days without further qualification means calendar days;

(iv) unless otherwise stated, reference to any time means New York time;

(v) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vi) reference to any agreement (including any Transaction Document or Underlying Instrument), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(vii) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(viii) references to “including” means “including, without limitation”.

SECTION 1.5 References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement, on the Effective Date, the Seller and the Purchaser shall execute and deliver (i) this Agreement with a completed Schedule of Collateral Obligations (the Schedule of Collateral Obligations shall be the Schedule of Collateral Obligations to be delivered on the Effective Date under the Loan and Servicing Agreement), and (ii) for each Transferred Asset included in the Schedule of Collateral Obligations, the Assignment Agreement required pursuant to the applicable Underlying Instrument governing such Transferred Asset. Upon receipt of this Agreement and each executed Assignment Agreement, the Seller Conveys to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser accepts Conveyance from the Seller (the “Initial Conveyance”), of all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in the Transferred Assets (other than Excluded Amounts).

(b) After the Initial Conveyance, the Seller may Convey additional Collateral Obligations to the Purchaser by delivering written notice thereof to the Facility Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (a “Subsequent Conveyance Date”) and attaching a supplement to the Schedule of Collateral Obligations identifying the Transferred Assets proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan and Servicing Agreement, the Seller shall Convey to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser shall accept such Conveyance, on the applicable Subsequent Conveyance Date (each such Conveyance being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Transferred Asset.

(c) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser providing the Purchaser with the full risks and benefits of ownership of the Transferred Assets. Further, it is not the intention of the Seller and the Purchaser that any Conveyance be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties expressed herein, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees hereunder and under the Underlying Instruments, all the rights and remedies of a secured party under any applicable UCC.

(d) The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by the Obligors to make any distributions owed by them under the Transferred Assets. Except with respect to breach of representations, warranties and covenants expressly stated in this Agreement, the Seller assigns each Transferred Asset “as is,” and makes no covenants, representations or warranties regarding the Transferred Assets.

(e) In connection with the Initial Conveyance, the Seller agrees to file or cause to be filed on or prior to the Effective Date (or within one Business Day after the Effective Date), at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(f) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets Conveyed hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the Conveyance to the Purchaser of the Transferred Assets. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law, the Purchaser shall be permitted to sign (if necessary) and file without further action on the part of the Seller, initial financing statements, continuation statements and amendments thereto and assignments thereof without the Seller’s signature; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(g) Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Collateral Obligation hereunder, the Purchaser has no rights to or claim of benefit from any Collateral Obligation (or any interest therein) owned by the Seller.

(h) The Transferred Assets acquired, transferred to and assumed by the Purchaser from the Seller shall include the Seller’s entitlement to any surplus or responsibility for any deficiency that, in either case, arises under, out of, in connection with, or as a result of, the foreclosure upon or acceleration of any such Transferred Assets.

SECTION 2.2 Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify on an after-tax basis the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ fees and disbursements of external counsel (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by such Indemnified Party arising out of any acts or omissions of the Seller and relating to this Agreement and the transactions contemplated hereby (and not, for the avoidance of doubt, as a result of any acts or omissions of the Purchaser relating to this Agreement or the Loan and Servicing Agreement), excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to the applicable Obligor’s creditworthiness, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any Obligor of an amount due and payable with respect to a Transferred Asset, (d) any Excluded Taxes or (e) any punitive, indirect, consequential, special or exemplary damages.

SECTION 2.3 Assignments. It is the intention of the Seller and the Purchaser that this Agreement, the Schedule of Collateral Obligations and each Purchase Notice (collectively, the “Transfer Documents”) shall supplement each Assignment Agreement required to be executed under any Underlying Instrument relating to any Transferred Asset, and that whenever possible, each provision of the Transfer Documents shall be interpreted in such manner as to be effective and valid under each applicable Underlying Instrument and without replacing or superseding such Assignment Agreement. However, to the extent that there is a conflict or inconsistency between any provision of any Transfer Document, on the one hand, and any provision of any Assignment Agreement, on the other hand, such Assignment Agreement shall control and prevail to the extent any such conflict or inconsistency would invalidate the sale, transfer and assignment contemplated thereby, without invalidating the remainder of such provision of such Transfer Document or the remaining provisions of the Transfer Documents, and to the extent any provision of any Transfer Document would conflict with the Underlying Instrument applicable to any Transferred Asset in a manner that would invalidate the sale, transfer and assignment contemplated hereby, such Underlying Instrument shall be controlling as to such provision without invalidating the remainder of such provision or the remaining provisions of the Transfer Documents. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any Transfer Document or Assignment Agreement required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related Underlying Instruments may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Collateral Obligations Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Collateral Obligations as of such date.

SECTION 3.2 Payment of Purchase Price. The Purchase Price for the Transferred Collateral Obligations Conveyed shall be paid on the related Purchase Date (a) by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Advances made to the Purchaser with respect to such Collateral Obligations to be Conveyed on such Purchase Date and (ii) amounts constituting Principal Collections in the Collections Account utilized for a Reinvestment pursuant to Section 8.3(c) of the Loan and Servicing Agreement and/or (b) to the extent not paid in cash, as a Capital Contribution (as defined in the Preference Share Purchase Agreement) by the Seller to the Purchaser in an amount equal to the unpaid portion of the Purchase Price, as specified by the Seller in the Purchase Notice.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Purchase Date (unless such representation or warranty is made as of a specified date, in which case the Seller represents and warrants only as of such specified date):

(a) Organization and Good Standing. The Seller is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Transferred Assets and the Related Security and (iii) its ability to perform its obligations under the other Transaction Documents to which it is a party.

(b) Power and Authority. The Seller has the corporate power and authority to own, pledge, mortgage and convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

(c) Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement, each other Transaction Document to which it is a party and all other agreements, instruments and documents which are delivered by it pursuant hereto or thereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default in any material respect under (A) its certificate of incorporation or limited liability company agreement, (B) any contractual restriction with respect to any Indebtedness of the Seller or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other material agreement or instrument binding on or affecting it or its property, or (C) any law, rule, regulation, order, license, requirement, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or any of its property and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Liens created pursuant to this Agreement or any other Transaction Document).

(d) Execution and Delivery. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(e) Governmental Authorization. No approval, consent of, notice to, filing with or permits, licenses, qualifications or other action by any Official Body having jurisdiction over it or its properties is required or necessary (i) for the conduct of the Seller’s business as currently conducted, for the ownership, use, operation or maintenance of its properties and for the due execution, delivery and performance by the Seller of this Agreement or any of the other Transaction Documents, (ii) for the perfection of the Liens granted hereunder, or (iii) to ensure the legality, validity, or enforceability of this Agreement in any jurisdiction in which the Seller does business, in each case other than (A) the UCC financing statements, consents, notices, filings and other actions which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consent, notice, filing or other action would not have a material adverse effect on its ability to perform its obligations hereunder and under the Transaction Documents to which it is a party.

(f) Legality; Validity; Enforceability. Assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement and each other Transaction Document to which it is a party is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

(g) No Litigation. There are no proceedings or investigations pending or, to its knowledge, threatened against the Seller, before any court or Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement, or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or any of the other Transaction Documents, (C) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, (D) that would reasonably be expected to have a material adverse effect on any of the Transferred Assets or (E) seeking to impose any excise, franchise, transfer or similar tax upon the conveyance of the Transferred Assets hereunder.

(h) Legal Compliance. The Seller has complied in all respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Transferred Assets, other than non-compliance which would not reasonably be expected to result in a Material Adverse Effect.

(i) Tax Status. The Seller has timely filed all federal and other material tax returns (foreign, federal, state, local and otherwise) required to be filed by it and has paid all federal and other material taxes due and payable by it or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller). It is not liable for taxes payable by any other Person. No tax lien or similar Adverse Claim has been filed, and no claim has been filed or is being asserted, with respect to any such tax, fee, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Seller in connection with the transactions contemplated by this Agreement and the other Transaction Documents and the execution and delivery of this Agreement and the Transaction Documents have been paid or shall have been paid if and when due at or prior to the Effective Date or the Purchase Date, as applicable.

(j) Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its Records, are located at its address specified in Schedule 4.1(j) attached hereto, or such other locations notified to the Purchaser in accordance with this Agreement. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(k) Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then:

i. this Agreement creates a valid and continuing Lien on the Seller’s right, title and interest in and to the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Seller;

ii. the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein;

iii. the Seller owns and has good and marketable title to the Transferred Collateral Obligations Conveyed to the Purchaser on the applicable Purchase Date, free and clear of any Lien;

iv. the Seller has received all consents and approvals required by the terms of any Collateral Obligation to the sale and granting of a security interest in the Collateral Obligations hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties;

v. the Seller has caused or authorized the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Delaware;

vi. the Seller has not filed or authorized the filing of, and is not aware of, any financing statement against the Seller that includes as a description of collateral covering any Collateral Obligation other than financing statements (A) relating to the security interest granted to the Purchaser and the Collateral Agent under this Agreement or pursuant to any other Transaction Document, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the Effective Date;

vii. all original executed copies of each underlying promissory note constituting or evidencing any Transferred Collateral Obligation have been or, subject to the delivery requirements contained in the Loan and Servicing Agreement, will be delivered to the Purchaser;

viii. none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties;

ix. with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Purchaser or, will be delivered to the Purchaser and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Purchaser or in blank by an effective Indorsement or has been registered in the name of the Purchaser upon original issue or registration of transfer by the Seller of such Certificated Security, in each case, promptly upon receipt but in no event later than three (3) Business Days following the related Funding Date; provided that any file-

stamped document, promissory note and certificates including in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within three (3) Business Days of the related Funding Date); and in the case of an Uncertificated Security, by (A) causing the Purchaser to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(l) Fair Consideration; No Avoidance for Collateral Obligation Payments. With respect to each Transferred Collateral Obligation sold or contributed hereunder, the Seller sold or contributed such Transferred Collateral Obligation to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under title 11 of the United States Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(m) Eligibility of Transferred Collateral Obligations. Each Transferred Collateral Obligation Conveyed hereunder is, at the time of such Conveyance, an Eligible Collateral Obligation. At the time of such Conveyance, no event has occurred and is continuing which could reasonably be expected to affect the collectibility of such Transferred Collateral Obligation or cause it not to be paid in full.

(n) Adequate Capitalization; No Insolvency. The Seller is not the subject of any Insolvency Event. The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Seller is, and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will be, adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Seller executed and delivered each of the Transaction Documents to which it is a party for fair consideration and reasonably equivalent value and without the intent to hinder, delay or defraud any of its creditors or any other Person. The Conveyance by the Seller of the Seller’s interest in the Transferred Assets constitutes a reasonable and practicable action in the ordinary course of the Seller’s business.

(o) True Sale or True Contribution. Each Transferred Asset sold or contributed hereunder shall have been sold or contributed by the Seller to the Purchaser in a “true sale” or a “true contribution.”

(p) True and Complete Information. All information (other than projections and forward-looking information) heretofore or hereafter furnished by or on behalf of the Seller in writing to any Lender, the Collateral Agent or the Facility Agent in connection with this Agreement, the other Transaction Documents, the Transferred Assets, or any transaction contemplated hereby is and will be (when taken as a whole) true, correct and complete in all material respects (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Seller, is true and correct in all material respects to the knowledge of the Seller after reasonable inquiry).

(q) Selection Procedures. In selecting the Transferred Collateral Obligations, no selection procedures were employed which are intended to be adverse to the interests of the Purchaser or the Lenders. The Purchase Price has been determined by the Seller in good faith in accordance with Section 3.1.

(r) [Reserved].

(s) Payment in Full. As of the date such Transferred Collateral Obligation was Conveyed to the Purchaser, the Seller has no actual knowledge of any fact which leads it or should have led a reasonable person to expect that (and no event has occurred and is continuing which could reasonably be expected to cause) any payments on any Transferred Asset at the time of Conveyance will not be paid in full when due or to expect any other material adverse effect on (i) the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents to which it is a party, (ii) the validity or enforceability of this Agreement or any of the other Transaction Documents to which it is a party, or (iii) the Transferred Assets or the interests of the Seller therein.

(t) Representations and Warranties True and Correct. Each of the representations and warranties of the Seller contained in the Transaction Documents (other than this Agreement) is true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Purchaser, the Lenders and the Facility Agent, as if the same were set forth in full in this Agreement.

(u) No Unmatured Servicer Default; Servicer Default; Unmatured Event of Default; Event of Default. No Unmatured Servicer Default, Servicer Default, Unmatured Event of Default or Event of Default has occurred and is continuing.

(v) No Brokers or Finders. No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder’s or broker’s fees in connection therewith.

(w) Restricted Payments. The Seller shall not cause or permit the Purchaser to make any payments or distributions which would violate Section 10.16 of the Loan and Servicing Agreement.

(x) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Facility Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Loan and Servicing Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Without limiting the foregoing, Section 9.27 and Section 10.5 of the Loan and Servicing Agreement shall apply mutatis mutandis to this clause (x) as if fully set forth herein, as applicable.

(y) Transferred Collateral Obligations. The information contained in Schedule A is true, correct and complete as of such Purchase Date.

(z) Set–Off, etc. No Transferred Collateral Obligation included in any Borrowing Base was, at the time of Conveyance thereof, compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller or by the Obligor thereof, and no Transferred Collateral Obligation included in any Borrowing Base was, at the time of Conveyance thereof, subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Transferred Collateral Obligations or otherwise, by the Seller or by the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Transferred Collateral Obligation otherwise permitted or not prohibited under the Transaction Documents and in accordance with the Servicing Standard.

(aa) No Fraud. Each Collateral Obligation was originated without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge, the related Obligor.

(bb) Price of Collateral Obligations. The Purchase Price for each Collateral Obligation Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Collateral Obligation as of the time of conveyance hereunder, as may have changed from the time such Collateral Obligation was originally acquired by the Seller.

(cc) Notice to Agents and Obligors. The Seller will direct any agent, facility agent or Obligor for any Collateral Obligation included in the Transferred Assets to remit all payments and collections with respect to such Collateral Obligation directly to the Purchaser.

(dd) Collections. The Seller acknowledges that all interest and principal collections received by it or its Affiliates with respect to the Transferred Assets (other than any Excluded Amount) Conveyed to the Purchaser are held and shall be held in trust for the benefit of the Purchaser and its assignees until deposited into the applicable Account as required in the Loan and Servicing Agreement. The Seller promptly shall remit to the Purchaser or the Purchaser’s designee any payment or any other sums relating to, or otherwise payable on account of, the Transferred Assets (other than any Excluded Amount) that the Seller receives after the applicable Purchase Date.

(ee) Covenants. All covenants, agreements and undertakings of the Seller hereunder required to be performed as of such date have been fully performed.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Effective Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan and Servicing Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Facility Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until the termination of this Agreement, unless the Purchaser otherwise consents in writing:

(a) Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all Applicable Laws, including those applicable to the Transferred Assets and all proceeds thereof, except to the extent that the failure to so comply would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under the Transaction Documents to which it is a party, (ii) its assets, operations, properties, financial condition, or business or (iii) the validity or enforceability of this Agreement or any of the other Transaction Documents.

(b) Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and maintain its rights and franchises in its jurisdiction of incorporation and (B) qualify and remain qualified as a corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and under its organizational documents (which, for the avoidance of doubt, shall not prohibit the Seller from entering into similar transactions with other persons); and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations in each case except where the failure to maintain such licenses, permits, charters and registrations would not reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business.

(c) Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Collections (if any) it receives to the Collection Account by the close of business on the Business Day following the date such Collections are received by the Seller.

(d) Books and Records. The Seller shall keep proper books of record and account in which full and correct entries in all material respects shall be made of all financial transactions with the Purchaser and the assets and business of the Seller related to its obligations under this Agreement or any Transferred Asset in accordance with GAAP, maintain and implement administrative and operating procedures; and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(e) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that solely for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the Conveyance of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(f) Payment, Performance and Discharge of Obligations. The Seller shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a material adverse effect on (i) its ability to perform its obligations under the Transaction Documents to which it is a party, (ii) its assets, operations, properties, financial condition, or business or (iii) the validity or enforceability of this Agreement or any of the other Transaction Documents.

(g) Taxes. The Seller will file on a timely basis all tax returns (including foreign, federal, state, local and otherwise) required to be filed and will pay all taxes due and payable by it or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Seller).

(h) ERISA. The Seller shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that results in the imposition of a Lien on any Transferred Asset under Section 412 of the IRC or Section 303(K) or 4068 of ERISA.

(i) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents or on or with respect to any of its rights in the Transferred Assets, in each case other than Permitted Liens. For the avoidance of doubt, this Section 5.1(i) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(j) Change of Name. Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller or Purchaser pursuant hereto (or by the Facility Agent on behalf of the Seller or Purchaser) in accordance with Section 2.1(c) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(k) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or consolidated accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets (which, with respect to any Related Security, shall only be to the extent of the Seller’s interest therein) Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP.

(l) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account.

(m) Separate Identity. The Seller acknowledges that the Facility Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Section 9.27 and Section 10.5 of the Loan and Servicing Agreement shall apply mutatis mutandis to this clause (m) as if fully set forth herein, as applicable.

ARTICLE VI

WARRANTY LOANS

SECTION 6.1 Warranty Collateral Obligations. The Seller agrees that, with respect to any Transferred Collateral Obligation, in the event of a breach of any representation or warranty or covenant set forth in Section 4.1(k) or (o) hereof or Sections 9.13 or 9.26 of the Loan and Servicing Agreement or a material breach of any other representation, warranty, undertaking or covenant set forth in Section 4.1(l), (p), (q), (z) or (cc) hereof or Sections 9.15, 9.16, 10.21, 18.3 or 18.5(b) of the Loan and Servicing Agreement that exists as of the related Purchase Date (each such Transferred Collateral Obligation, a “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) actual knowledge of such breach on the part of a Responsible Officer of the Seller or the Purchaser and (y) receipt by the Seller of written notice thereof, the Seller shall either (a) pay to the Collection Account in immediately available funds the Repurchase Amount with respect to the Warranty Collateral Obligation(s) to which such breach relates or (b) substitute for such Warranty Collateral Obligation(s) one or more Eligible Collateral Obligation with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period, the representations and warranties in Article IV with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had been Conveyed to the Purchaser on such day or if the Advances outstanding do not exceed the Borrowing Base. For the avoidance of doubt, any breach of a representation or warranty set forth in the first sentence of this Section 6.1 caused solely by a failure with respect to one or more Collateral Obligations shall not constitute an Event of Default under the Loan and Servicing Agreement if the Seller otherwise complies with this Section 6.1 with respect to each such Collateral Obligation.

SECTION 6.2 Dilutions, Etc. The Seller agrees that if, on any day following the Revolving Period (x) either (1) an Unmatured Event of Default or an Event of Default has occurred and is continuing or (2) any Collateral Quality Test or the Minimum Equity Test is not satisfied and (y) the Principal Balance of a Transferred Collateral Obligation that has been sold by the Seller hereunder is either reduced or adjusted as a result of any setoff by the Obligor against the Seller, the Seller shall be deemed to have received on such day a Collection of such Transferred Collateral Obligation in the amount of such setoff and shall, within two (2) Business Days, pay to the Collection Account in immediately available funds an amount equal to such setoff.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Effective Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) on such date;

(b) All information concerning the Transferred Assets provided to the Purchaser and the Facility Agent shall be true and correct, when taken as a whole, in all material respects as of such date;

(c) The Seller shall have performed in all material respects all other obligations required to be performed by it pursuant to the provisions of this Agreement, the Underlying Instruments and the other Transaction Documents to which it is a party as of such date;

(d) The Seller shall have either filed or caused to be filed (or shall have arranged for such filing to be made within one Business Day) the financing statement(s) required to be filed pursuant to Section 2.1(c); and

(e) All organizational and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Facility Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2 Governing Law: Submission to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(b) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or other electronic communication) and shall be personally delivered or sent by certified mail, postage prepaid, by electronic mail or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a)	in the case of the Purchaser:

OCSI Senior Funding Ltd.

1301 Avenue of the Americas, 34th Floor

New York, New York 10019

Attention: Matthew Stewart

Telephone: 212-284-7856

Email: mstewart@oaktreecapital.com

With a copy to:

333 South Grand Avenue, 28th Floor

Los Angeles, California 90072

Attention: Mary Gallegly

Telephone: 213-356-3521

Email: mgallegly@oaktreecapital.com

(b)	in the case of the Seller:

Oaktree Strategic Income Corporation

1301 Avenue of the Americas, 34th Floor

New York, New York 10019

Attention: Matthew Stewart

Telephone: 212-284-7856

Email: mstewart@oaktreecapital.com

With a copy to:

333 South Grand Avenue, 28th Floor

Los Angeles, California 90072

Attention: Mary Gallegly

Telephone: 213-356-3521

Email: mgallegly@oaktreecapital.com

(in each case, with a copy to the Facility Agent at the address for notice provided under the Loan and Servicing Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by email, when sent, receipt confirmed by electronic means.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Assets. Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Collateral Agent (acting solely at the Facility Agent’s request) as the assignee of the Purchaser may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.

SECTION 8.6 Further Assurances.

(a) The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Assets for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(b) The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(c) The Seller shall furnish to the Collateral Agent and the Facility Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Facility Agent’s request) or the Facility Agent may reasonably request, all in reasonable detail.

SECTION 8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Facility Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.9 No Petition Covenant; Limited Recourse. Section 17.12 of the Loan and Servicing Agreement shall apply mutatis mutandis to this Agreement as if fully set forth herein, as applicable.

SECTION 8.10 Transfer of Seller’s Interest. With respect to each transfer of a Transferred Asset on any Purchase Date, (i) the Purchaser shall, as to each Transferred Asset, be a party to the relevant Underlying Instruments and have the rights and obligations of a lender thereunder, and (ii) the Seller shall, to the extent provided in this Agreement, and the applicable Underlying Instruments, relinquish its rights and be released from its obligations, as to each Transferred Asset. The obligors or agents on the Transferred Asset were or will be notified of the transfer of the Transferred Asset to the Purchaser to the extent required under the applicable Underlying Instruments. The Purchaser, the Servicer or the Collateral Agent will have possession of the related Underlying Instrument (including the underlying promissory notes, if any).

SECTION 8.11 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Facility Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be a third-party beneficiary of this Agreement.

SECTION 8.12 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

SECTION 8.13 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

OAKTREE STRATEGIC INCOME CORPORATION, as Seller

By:	Oaktree Capital Management, L.P.
Its:	Investment Adviser

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: Senior Vice President

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Vice President

Sale and Contribution Agreement

OCSI SENIOR FUNDING LTD., as Purchaser

By:	/s/ Dianne Farjallah
Name: Dianne Farjallah
Title: Director

Sale and Contribution Agreement